EXHIBIT 99.1

For More Information Contact:
John H. Howland	Donald W. Spini
President & Chief Operating Officer	President
Southern Connecticut Bancorp, Inc.	SCB Capital, Inc.
(203) 782-1100	(203) 729-9050

Southern Connecticut Bancorp, Inc. Subsidiary Commences Mortgage Brokerage Operations

NEW HAVEN, Conn. (August 5, 2008) – Southern Connecticut Bancorp, Inc. (AMEX:SSE) (the “Company”) announced today that its wholly owned subsidiary, SCB Capital, Inc., will now be offering mortgage brokerage services.

John H. Howland, Southern Connecticut Bancorp, Inc.’s President & Chief Operating Officer, expressed enthusiasm for the mortgage brokerage operation.  “We have been considering the creation of a mortgage operation for some time.  We are pleased to have Don Spini to oversee this operation, and we look forward to this business opportunity.”

Donald W. Spini will serve as President of SCB Capital, Inc. and will oversee its mortgage brokerage business which will operate under the name “Evergreen Financial.”  SCB Capital, Inc. operates from the Company’s headquarters in New Haven, Connecticut and is licensed by the State of Connecticut Department of Banking to operate a mortgage brokerage business.

Mr. Spini brings over 40 years of experience in the banking industry, most recently as the founder and President of Evergreen Financial Services, a mortgage brokerage company.  Prior to establishing Evergreen in 2005, Mr. Spini served in a number of positions in the banking industry, including as a Senior Loan Officer of Collinsville Savings Society, a Senior Credit Officer for the Federal Deposit Insurance Corporation, and a Commercial Loan Officer for Ridgefield Bank.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.  Southern Connecticut Bancorp, Inc. also owns SCB Capital, Inc., which operates a mortgage brokerage business under the name Evergreen Financial and serves the greater New Haven area.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.